                          RECAPITALIZATION AGREEMENT


                                by and between


                         ADVANCED MICRO DEVICES, INC.
                                   ("AMD"),

                         BRAVETWO ACQUISITION, L.L.C.
                                    ("LLC")

                                      and

                                 BOLDCO, INC.
                                (the "Company")


                           Dated as of May 21, 2000

                                TABLE OF CONTENTS
                                -----------------

ARTICLE I. DEFINITIONS.....................................................................................       2

         1.1   Defined Terms...............................................................................       2
               -------------
         1.2   Other Defined Terms.........................................................................       6
               -------------------

ARTICLE II. REORGANIZATION, RECAPITALIZATION AND REDEMPTION................................................       8

         2.1   Reorganization Agreement....................................................................       8
               ------------------------
         2.2   Sale of the CPD Shares by AMD...............................................................       8
               -----------------------------
         2.3   The Redemption..............................................................................       8
               --------------
         2.4   Payment of Creditors........................................................................       8
               --------------------
         2.5   Closing.....................................................................................       8
               -------
         2.6   Conveyances at Closing......................................................................       8
               ----------------------

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF AMD.........................................................       9

         3.1   Organization of AMD and the Company.........................................................      10
               -----------------------------------
         3.2   Authorization...............................................................................      10
               -------------
         3.3   Intellectual Property.......................................................................      10
               ---------------------
         3.4   Absence of Certain Changes or Events........................................................      11
               ------------------------------------
         3.5   Contracts and Commitments...................................................................      12
               -------------------------
         3.6   No Conflict or Violation....................................................................      13
               ------------------------
         3.7   Consents and Approvals......................................................................      13
               ----------------------
         3.8   Financial Statements........................................................................      14
               --------------------
         3.9   Litigation..................................................................................      14
               ----------
         3.10  Compliance with Law.........................................................................      14
               -------------------
         3.11  No Brokers..................................................................................      14
               ----------
         3.12  Employee Benefit Plans......................................................................      14
               ----------------------
         3.13  Tax Matters.................................................................................      15
               -----------
         3.14  Personal Property...........................................................................      17
               -----------------
         3.15  Inventory...................................................................................      18
               ---------
         3.16  Permits.....................................................................................      18
               -------
         3.17  Labor Relations.............................................................................      18
               ---------------
         3.18  Insurance...................................................................................      18
               ---------
         3.19  Capitalization of the Company...............................................................      18
               -----------------------------
         3.20  Necessary Assets............................................................................      19
               ----------------
         3.21  Product Liability and Recalls...............................................................      19
               -----------------------------
         3.22  Related Party Transactions..................................................................      19
               --------------------------
         3.23  Accounts Receivable.........................................................................      19
               -------------------

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF LLC..........................................................      20

         4.1    Organization of LLC........................................................................      20
                -------------------
         4.2    Authorization..............................................................................      20
                -------------
         4.3    Consents and Approvals.....................................................................      20
                ----------------------
         4.4    No Brokers.................................................................................      20
                ----------
         4.5    No Conflict or Violation...................................................................      20
                ------------------------
         4.6    Financing Arrangements.....................................................................      21
                ----------------------
         4.7    WARN Act...................................................................................      21
                --------
         4.8    Litigation.................................................................................      21
                ----------
         4.9    Securities Matters.........................................................................      21
                ------------------

ARTICLE V. ACTIONS BY AMD AND LLC PRIOR TO THE CLOSING.....................................................      22

         5.1    Maintenance of Business....................................................................      22
                -----------------------
         5.2    Certain Prohibited Transactions............................................................      23
                -------------------------------
         5.3    Access.....................................................................................      23
                ------
         5.4    Consents and Reasonable Efforts............................................................      24
                -------------------------------
         5.5    Supplement to Schedules....................................................................      24
                -----------------------
         5.6    Financing..................................................................................      24
                ---------
         5.7    Exclusivity................................................................................      24
                -----------
         5.8    Company Directors..........................................................................      25
                -----------------
         5.9    Solvency Opinion...........................................................................      25
                ----------------
         5.10   Accounts Receivable........................................................................      25
                -------------------
         5.11   Cooperation in Structuring Subsidiaries....................................................      25
                ---------------------------------------
         5.12   Schedule Relating to CPD Patents...........................................................      25
                --------------------------------
         5.13   Sublicense.................................................................................      25
                ----------
         5.14   IBM License................................................................................      26
                -----------

ARTICLE VI. CONDITIONS TO THE OBLIGATIONS OF AMD...........................................................      26

         6.1    Representations, Warranties and Covenants..................................................      26
                -----------------------------------------
         6.2    Consents...................................................................................      26
                --------
         6.3    No Injunction or Restraints................................................................      26
                ---------------------------
         6.4    HSR Act....................................................................................      26
                -------
         6.5    Reorganization Agreement...................................................................      26
                ------------------------
         6.6    Execution of Ancillary Agreements..........................................................      26
                ---------------------------------
         6.7    California Redemption Matters..............................................................      27
                -----------------------------

ARTICLE VII. CONDITIONS TO THE OBLIGATIONS OF LLC..........................................................      27

         7.1    Representations, Warranties and Covenants..................................................      27
                -----------------------------------------
         7.2    Consents...................................................................................      27
                --------
         7.3    No Injunction or Restraints................................................................      27
                ---------------------------
         7.4    HSR Act....................................................................................      27
                -------
         7.5    Execution of Ancillary Agreements..........................................................      27
                ---------------------------------

         7.6    Reorganization Agreement.............................................................      27
                ------------------------
         7.7    Financing............................................................................      28
                ---------
         7.8    Delivery of Audited Financial Statements.............................................      28
                ----------------------------------------
         7.9    Delivery of Tax Forms................................................................      28
                ---------------------

ARTICLE VIII. ACTIONS BY AMD AND LLC AFTER THE CLOSING...............................................      28

         8.1    Books and Records....................................................................      28
                -----------------
         8.2    Further Assurances...................................................................      28
                ------------------
         8.3    WARN Act.............................................................................      28
                --------
         8.4    Employees and Employee Benefits......................................................      28
                -------------------------------
         8.5    Additional Audited Financial Statements..............................................      32
                ---------------------------------------
         8.6    Noncompetition.......................................................................      32
                --------------
         8.7    Distributor Price Adjustments........................................................      33
                -----------------------------
         8.8    Required Consents....................................................................      33
                -----------------

ARTICLE IX. TAX MATTERS..............................................................................      33

         9.1    Tax Returns Through the Closing Date; Cooperation....................................      33
                -------------------------------------------------
         9.2    Tax Indemnification..................................................................      35
                -------------------
         9.3    Refunds..............................................................................      36
                -------
         9.4    Conduct of Business on Closing Date..................................................      36
                -----------------------------------
         9.5    Tax Sharing Agreements...............................................................      37
                ----------------------
         9.6    Changes to Elections, Etc............................................................      37
                -------------------------
         9.7    Characterization as Price Adjustment.................................................      37
                ------------------------------------
         9.8    Allocation of Sales Price............................................................      37
                -------------------------
         9.9    Texas Transfer Tax Matters...........................................................      37
                --------------------------
         9.10   Tax Treatment........................................................................      38
                -------------

ARTICLE X. INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS, ETC.........................................      38

         10.1   Survival of Representations, Etc.....................................................      38
                ---------------------------------
         10.2   Indemnification......................................................................      38
                ---------------
         10.3   Threshold; Limitations on Liability..................................................      40
                -----------------------------------
         10.4   Insurance Proceeds...................................................................      40
                ------------------
         10.5   Indemnification as Exclusive Remedy..................................................      41
                -----------------------------------

ARTICLE XI. MISCELLANEOUS............................................................................      41

         11.1   Termination..........................................................................      41
                -----------
         11.2   Assignment...........................................................................      41
                ----------
         11.3   No Third Party Beneficiaries; No Recourse............................................      41
                -----------------------------------------
         11.4   Costs and Expenses...................................................................      42
                ------------------
         11.5   Notices..............................................................................      42
                -------
         11.6   Choice of Law........................................................................      43
                -------------

         11.7   Entire Agreement; Amendments and Waivers.............................................      43
                ----------------------------------------
         11.8   Counterparts.........................................................................      44
                ------------
         11.9   Invalidity...........................................................................      44
                ----------
         11.10  Headings; Interpretation.............................................................      44
                ------------------------
         11.11  Publicity............................................................................      44
                ---------

DISCLOSURE SCHEDULE

EXHIBITS

Exhibit A          --     Persons Having Knowledge
Exhibit B          --     Financing Schedule
Exhibit C          --     Shareholders' Agreement

                           RECAPITALIZATION AGREEMENT
                           --------------------------

          This Recapitalization Agreement, dated as of May 21, 2000, is by and between BraveTwo Acquisition, L.L.C., a Delaware limited liability company ("LLC"), Advanced Micro Devices, Inc., a Delaware corporation ("AMD"), and
  ---                                                           ---
BoldCo, Inc., a California corporation and wholly-owned subsidiary of AMD (the "Company").
 -------

                                    RECITALS
                                    --------

          A. AMD owns all of the issued and outstanding capital stock of the Company.

          B. At the Closing (as defined below), the Company will enter into the senior secured loan agreement by and between the Company and Morgan Stanley Senior Funding, Inc. (the "Senior Secured Lender") providing for a senior
                           ---------------------
secured term loan to the Company of $150 million (the "Senior Secured Loan").
                                                       -------------------

          C. At the Closing, LLC will purchase from AMD 90,000,000 shares of common stock (the "Common Stock") and 125,000 shares of Preferred Stock for
                   ------------
aggregate consideration of $280 million.

          D. At the Closing, the Company shall redeem from AMD 55,162,002 shares of the Common Stock for aggregate consideration of $95 million (the "Redemption").
 ----------

          E. It is the intent of the parties to this Agreement that the sum of the Stock Purchase Price and the Redemption Price shall be $375 million.

          F. It is intended that the transactions contemplated hereby be recorded as a recapitalization of the Company for financial reporting purposes.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, AMD, LLC and the Company hereby agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

          1.1   Defined Terms. As used herein, the terms below shall have the
                -------------
following meanings:

          "Action" shall have the meaning ascribed to such term in the
           ------
Reorganization Agreement.

          "Administrative Services Agreement" shall mean the Administrative
           ---------------------------------
Services Agreement between AMD and the Company, to be dated as of the Closing Date.

          "Affiliate" shall have the meaning ascribed to such term in the
           ---------
Reorganization Agreement.

          "Agreement" shall mean this Recapitalization Agreement, together with
           ---------
the Disclosure Schedule and all exhibits referenced herein.

          "Ancillary Agreements" shall mean the Administrative Services
           --------------------
Agreement, Wafer Fabrication Agreement, Assembly, Test, Mark and Pack Agreement, Intellectual Property Cross-License Agreement, Patent Assignment Agreement, Reorganization Agreement and Shareholders' Agreement.

          "Applicable Law" or "Applicable Laws" shall have the meaning ascribed
           --------------      ---------------
to such terms in the Reorganization Agreement.

          "Assembly, Test, Mark and Pack Agreement" shall mean the Assembly,
           ---------------------------------------
Test, Mark and Pack Agreement between AMD and the Company, to be dated as of the Closing Date.

          "Assumed Liabilities" shall have the meaning ascribed to such term in
           -------------------
the Reorganization Agreement.

          "Business" shall have the meaning ascribed to such term in the
           --------
Reorganization Agreement.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a
           ------------
day on which banking institutions in San Francisco, California are authorized or obligated by law or executive order to be closed.

          "Code" shall mean the Internal Revenue Code of 1986, as it may be
           ----
amended from time to time.

          "Confidentiality Agreement" shall mean the confidentiality agreement
           -------------------------
dated October 11, 1999, between AMD and LLC.

          "Contract" shall have the meaning ascribed to such term in the
           --------
Reorganization Agreement.

          "CPD Assets" shall have the meaning ascribed to such term in the
           ----------
Reorganization Agreement.

          "CPD Books and Records" shall have the meaning ascribed to such term
           ---------------------
in the Reorganization Agreement.

          "CPD Employees" shall mean all employees of AMD who upon Closing will
           -------------
be employed by the Company and any Inactive Employee, International Employee or Visa Employee.

          "CPD Intellectual Property" shall have the meaning ascribed to such
           -------------------------
term in the Reorganization Agreement.

          "CPD Inventory" shall have the meaning ascribed to such term in the
           -------------
Reorganization Agreement.

          "CPD Patents" shall have the meaning ascribed to such term in the
           -----------
Reorganization Agreement.

          "Disclosure Schedule" shall mean a schedule attached hereto and
           -------------------
delivered by AMD to LLC which sets forth exceptions to the representations and warranties contained in Article III hereof and certain other information called for by Article III hereof and other provisions of this Agreement.

          "Encumbrance" shall have the meaning ascribed to such term in the
           -----------
Reorganization Agreement.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended.

          "ERISA Affiliate" of any Person means any other Person that, together
           ---------------
with such Person, would be treated as a single employer under Section 414 of the Code.

          "Financial Statements" shall mean the unaudited balance sheet as at,
           --------------------
and the unaudited income statement for the year ending, December 26, 1999 of the Business.

          "Form 10-K" shall mean AMD's Annual Report on Form 10-K of for the
           ---------
fiscal year ended December 26, 1999.

          "GAAP" shall mean United States generally accepted accounting
           ----
principles.

          "Governmental Authority" shall have the meaning ascribed to such term
           ----------------------
in the Reorganization Agreement.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended, and all applicable regulations promulgated thereunder.

          "Inactive Employee" shall have the meaning ascribed to such term in
           -----------------
the Reorganization Agreement.

          "Indebtedness for Borrowed Money" of any Person shall mean, at any
           -------------------------------
date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person, properly recordable under GAAP as a liability on the financial statements of such Person, evidenced by bonds, debentures, notes, or other similar instruments, (iii) all Indebtedness for Borrowed Money (as defined in clauses (i) and (ii) above) of others secured by a lien on any asset of such Person, whether or not such Indebtedness for Borrowed Money is assumed by such Person, and (iv) all Indebtedness for Borrowed Money (as defined in clauses (i) and (ii) above) of others guaranteed by such Person.

          "Intellectual Property" shall have the meaning ascribed to such term
           ---------------------
in the Reorganization Agreement.

          "Intellectual Property Cross-License Agreement" shall mean the
           ---------------------------------------------
Intellectual Property Cross-License Agreement between AMD and the Company, to be dated as of the Closing Date.

          "Intellectual Property Laws" shall mean all Applicable Laws that
           --------------------------
relate to or impose liability for infringement, misappropriation, dilution, disparagement, unauthorized disclosure, or theft of: utility patents, design patents, trademarks, service marks, trade names, trade dress, domain names, logos, business and product names, slogans, and registrations; copyrights; mask works; inventions, processes, designs, formulae, trade secrets or know-how.

          "Intellectual Property Liabilities" shall mean any Liabilities related
           ---------------------------------
to products sold by AMD prior to the Closing Date, arising in connection with the Business or the CPD Assets, which arise under or relate to any Intellectual Property Laws.

          "International Employee" shall have the meaning ascribed to such term
           ----------------------
in the Reorganization Agreement.

          "Knowledge" shall mean, with respect to any Person, actual knowledge
           ---------
of any employee of such Person who is specified on Exhibit A hereto.

          "Liabilities" shall have the meaning ascribed to such term in the
           -----------
Reorganization Agreement.

          "Losses" shall mean, in respect of any obligation to indemnify any
           ------
Person pursuant to Section 10.2(a) of this Agreement or the determination of the limitations on liability set forth in Section 10.3 of this Agreement, any and all actual losses, damages, liabilities, obligations, judgments, settlements, awards, and offsets which the Indemnified Party may suffer or incur (together, "Damages"), and reasonable out-
                                                  -------
of-pocket costs, expenses and attorneys' fees relating to Damages (including any such reasonable costs, expenses and attorneys' fees incurred in enforcing such right of indemnification against any Indemnifying Party or with respect to any appeal) and penalties, if any, but shall not include (a) any such amounts for which a reserve or allowance was recorded in the Audited Financial Statements or
(b) incidental, indirect or consequential damages or damages for lost profits, other than any such incidental, indirect or consequential damages or damages for lost profits claimed by any third party against any indemnified party pursuant to Article X.

          "Material Adverse Effect" shall mean a material adverse effect on the
           -----------------------
Business, other than any such effect resulting from (a) an adverse trend or trends in the market for the Company's products or the integrated circuit industry as a whole or (b) general economic conditions.

          "Patent Assignment Agreement" shall mean the Patent Assignment
           ---------------------------
Agreement between AMD and the Company, to be dated as of the Closing Date.

          "Permits" shall have the meaning ascribed to such term in the
           -------
Reorganization Agreement.

          "Permitted Encumbrances" shall have the meaning ascribed to such term
           ----------------------
in the Reorganization Agreement.

          "Person" shall have the meaning ascribed to such term in the
           ------
Reorganization Agreement.

          "Preferred Stock" shall mean the Company's Series A Preferred Stock,
           ---------------
no par value per share.

          "Reasonable Efforts" shall have the meaning ascribed to such term in
           ------------------
the Reorganization Agreement.

          "Redemption Price" shall mean $95,000,000.
           ----------------

          "Reorganization Agreement" shall mean the Reorganization Agreement
           ------------------------
dated as of the date hereof between AMD and the Company.

          "Retained Liabilities" shall have the meaning ascribed to such term in
           --------------------
the Reorganization Agreement.

          "Shareholders' Agreement" shall mean the Shareholders' Agreement among
           -----------------------
AMD, LLC and the Company, to be dated as of the Closing Date, in the form attached hereto as Exhibit C.

          "Signing Date" shall mean the date of this Agreement.
           ------------

          "Wafer Fabrication Agreement" shall mean the Wafer Fabrication
           ---------------------------
Agreement between AMD and the Company, to be dated as of the Closing Date.

          "Visa Employee" shall have the meaning ascribed to such term in the
           -------------
Reorganization Agreement.

          1.2  Other Defined Terms. The following terms shall have the meanings
               -------------------
defined for such terms in the Sections set forth below:

               Term                                                Section
               ----                                                -------

               AMD                                                 Preamble
               AMD Indemnified Parties                             10.2(a)
               AMD Saving Plan                                     8.4(f)(i)
               Audited Financial Statements                        7.8
               Balance Sheet                                       3.15
               Claim                                               10.2(b)
               Claim Notice                                        10.2(b)
               Closing                                             2.4
               Closing Date                                        2.4
               COBRA                                               8.4(m)
               Common Stock                                        Recitals
               Company                                             Preamble
               Company Affiliated Group                            3.13(a)
               Company DC Plan                                     8.4(f)(ii)
               Consent Payments                                    5.4
               Contract Consents                                   5.4
               Financing                                           4.6
               Financing Commitments                               4.6
               Hire Date                                           8.4(a)
               Indemnified Party                                   10.2(b)
               Indemnifying Party                                  10.2(b)
               Leased Personal Property                            3.14(c)
               LLC                                                 Preamble
               LLC Indemnified Parties                             10.2(a)
               Material Contracts                                  3.5(a)
               Owned Personal Property                             3.14(a)
               Placement Agent                                     Recitals
               Plans and Programs                                  3.12(b)
               Post-Closing Periods                                9.1(c)
               Pre-Closing Periods                                 9.1(b)
               Property Taxes                                      9.1(c)
               Purchased Common Shares                             2.2
               Purchased Preferred Shares                          2.2
               Redeemed Common Shares                              2.3

               Term                                                Section
               ----                                                -------

               Redemption                                          Recitals
               Required Consents                                   3.5(b)
               Securities Act                                      4.9(a)
               Senior Secured Lender                               Recitals
               Senior Secured Loan                                 Recitals
               Stock Purchase Price                                2.2
               Straddle Periods                                    9.1(c)
               Structuring                                         5.11
               Survival Period                                     10.1
               Tax                                                 3.13(a)
               Tax Claim                                           9.2
               Tax Loss                                            9.2
               Tax Returns                                         3.13(a)
               Taxpayers                                           3.13(a)
               Third-Party Claim                                   10.2(b)
               Transfer Taxes                                      11.4
               Transferred Employees                               8.4(a)
               WARN Act                                            4.7

                                  ARTICLE II.
                REORGANIZATION, RECAPITALIZATION AND REDEMPTION

     2.1     Reorganization Agreement. AMD has heretofore operated the Business.
             ------------------------
Prior to the execution of this Agreement, AMD and the Company have entered into the Reorganization Agreement pursuant to which (i) AMD will transfer to the Company the CPD Assets not previously transferred to the Company and (ii) the Company is being reorganized as set forth in the Reorganization Agreement. Upon consummation of all of the transactions contemplated under the Reorganization Agreement, the Business shall be owned and conducted by the Company.

     2.2     Sale of the CPD Shares by AMD. Subject to the terms and conditions
             -----------------------------
of this Agreement, at the Closing, AMD shall sell to LLC, and LLC shall purchase from AMD, 90,000,000 shares of the Common Stock (the "Purchased Common Shares")
                                                      -----------------------
and 125,000 shares of the Preferred Stock (the "Purchased Preferred Shares"),
                                                --------------------------
free and clear of all Encumbrances. The purchase price to be paid by LLC for such shares shall be an aggregate of $280,000,000 (the "Stock Purchase Price").
                                                        --------------------

     2.3     The Redemption. Subject to the terms and conditions of this
             --------------
Agreement, at the Closing, AMD shall sell to the Company, and the Company shall repurchase from AMD, 55,162,202 shares of the Common Stock (the "Redeemed Common
                                                                 ---------------
Shares"), free and clear of all Encumbrances, for the Redemption Price.
------

     2.4     Payment of Creditors. At the Closing, AMD shall provide LLC with an
             --------------------
estimate of accounts payable, sales commissions and royalties, in each case which constitute Assumed Liabilities, of the Business as of the Closing Date, and LLC shall provide AMD with a letter of credit in an amount equal to the aggregate of such estimate of accounts payable, sales commissions and royalties, which AMD will be able to draw upon to pay off each such liability that is not paid by the Company when such liability is due. Upon payment of all accounts payable, sales commissions and royalties the letter of credit shall terminate.

     2.5     Closing. The Closing of the transactions contemplated herein (the
             -------
"Closing") shall be held at 7:00 a.m., San Francisco City time, as soon as
 -------
practicable following the satisfaction or waiver of all of the conditions to Closing set forth in Articles VI and VII hereof but no earlier than July 22, 2000 unless otherwise agreed by the parties hereto (the "Closing Date") at the
                                                         ------------
offices of Latham & Watkins, 135 Commonwealth Drive, Menlo Park, California.

     2.6     Conveyances at Closing.
             ----------------------

     (a) AMD and the Company Deliveries.  To effect the transactions
         ------------------------------
contemplated hereby, at the Closing, AMD and the Company will deliver or cause to be delivered to LLC:

           (i) a complete set of all documents in connection with the consummation of the transactions contemplated by the Reorganization Agreement;

           (ii)  the resignation of all directors of the Company;

           (iii) stock certificates representing the Purchased Common Shares and the Purchased Preferred Shares; and

           (iv) such other instruments, documents and certificates as LLC or its counsel may reasonably request to implement the transactions contemplated hereby.

     (b)   LLC Deliveries.  To effect the transactions contemplated hereby, at
           --------------
     the Closing, LLC will deliver or cause to be delivered to AMD:

           (i) the payment of the Stock Purchase Price by wire transfer in immediately available funds; and

           (ii) such other instruments, documents and certificates as AMD or its counsel may reasonably request to implement the transactions contemplated hereby.

     (c)   AMD Deliveries.  To effect the transactions contemplated hereby, at
           --------------
the Closing, AMD will deliver to the Company duly endorsed stock certificates representing the Redeemed Common Shares.

     (d)   Company Deliveries.  To effect the transactions contemplated hereby,
           ------------------
at the Closing, the Company will deliver to AMD the payment of the Redemption Price by wire transfer in immediately available funds.

     (e)   Form of Instruments.  To the extent that a form of any document to be
           -------------------
delivered hereunder is not attached as an Exhibit hereto or to the Reorganization Agreement, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to LLC, the Company and AMD.

     (f)   Other Items.  LLC and AMD shall deliver the other items described in
           -----------
Articles VI and VII.

                                  ARTICLE III.
                     REPRESENTATIONS AND WARRANTIES OF AMD

     To induce LLC to enter into this Agreement, AMD hereby makes the following representations and warranties to LLC, except as otherwise set forth on the Disclosure Schedule. Except for representations and warranties contained in this
Article III, AMD makes no representations, express or implied, written or oral, with respect to AMD, the Company, the Business, the CPD Assets or otherwise. Without limiting the generality of the foregoing sentence, AMD makes no representation or warranty to LLC with respect to: (a) any projections, estimates or budgets (or the likelihood of such projections, estimates or budgets being achieved) of future revenues, expenses, expenditures, results of operations of or other matters related to the

Business or the Company; or (b) except as expressly covered by a representation and warranty contained in this Article III, any other information or documents (financial or otherwise) made available to LLC or its counsel, accountants or advisors with respect to the Company, the Business and/or the CPD Assets. For purposes of the following representations and warranties, references to AMD shall be deemed to include the Company, as applicable, with respect to the CPD Assets and Assumed Liabilities being transferred as described in the Reorganization Agreement.

     3.1     Organization of AMD and the Company. AMD is duly incorporated and
             -----------------------------------
validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and corporate authority to conduct the Business as it is presently being conducted and to own and lease the properties and assets of the Business. The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of California and has full corporate power and corporate authority to own and lease its properties and assets.

     The Company is, or prior to the Closing will be, duly qualified to do business and is, or prior to the Closing will be, in good standing (or the equivalent thereof) in each jurisdiction in the United States where the character of the properties owned or leased or the nature of the activities conducted by the Company make such qualification necessary, except where the failure to be so qualified or in good standing will not have a Material Adverse Effect. The Company does not own any securities or any other direct or indirect interest in any Person.

     3.2     Authorization. Each of AMD and the Company has the corporate power
             -------------
and corporate authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, and all requisite corporate action has been taken by each of AMD and the Company to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party. This Agreement has been duly executed and delivered by each of AMD and the Company and, assuming the due authorization, execution and delivery of this Agreement by LLC, is a valid and binding obligation of each of AMD and the Company, enforceable against each of AMD and the Company in accordance with its terms, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, general principles of equity (whether considered in an action at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

     3.3     Intellectual Property.
             ---------------------

     (a) AMD owns, or is licensed or otherwise possesses legally enforceable rights to transfer and use, all copyrights, copyright registrations, mask works (registered and fixed but unregistered), trademarks, trade names and know how material to the operation of the Business as currently conducted. AMD owns the CPD Patents, free and clear of all material Encumbrances. AMD has taken commercially reasonable measures to maintain the validity and enforceability of the CPD Patents in all material respects, including payment of all required fees.

To the Knowledge of AMD, no material judicial or administrative proceeding of any kind is pending or has been threatened against AMD involving (a) the ownership, validity, enforceability, infringement, misuse or misappropriation of any CPD Patents or (b) the ownership, validity, enforceability, misuse, theft, unauthorized use, disclosure or misappropriation of any CPD Intellectual Property. AMD has no Knowledge of the infringement or misappropriation of the CPD Patents by a third party. AMD has not received written notice of any material infringement or material liability for the use of intellectual property rights of others with respect to the CPD Intellectual Property within the last three (3) years. AMD has not granted any license or right to use, option, release or covenant not to sue or non-assertion assurance to any third person with respect to, or granted any outstanding lien or security interest in, any of the CPD Patents where such action would have a Material Adverse Effect.

     (b) Section 3.3(b) of the Disclosure Schedule sets forth all material registered trademarks and service marks used by AMD in the Business as currently conducted.

     (c) Section 3.3(c) of the Disclosure Schedule sets forth all material unregistered trademarks, service marks, trade dress, and/or trade names used by AMD in the Business as currently conducted.

     (d) Section 3.3(d) of the Disclosure Schedule sets forth all material registered copyrights used by AMD in the Business as currently conducted.

     (e) Section 3.3(e) of the Disclosure Schedule sets forth all material registered mask works used by AMD in the Business as currently conducted.

     (f) Section 3.3(f) of the Disclosure Schedule sets forth all material registered domain names used by AMD in the Business as currently conducted.

     (g) To the Knowledge of AMD, no judicial or administrative proceeding of any kind is pending or has been threatened against AMD with respect to the Business involving rights to Intellectual Property of any third party. AMD has not received written notification of any infringement or liability of any kind relating to rights to Intellectual Property or patents of others with respect to the operation of the Business within the last three (3) years. AMD has no Knowledge of infringement of the Intellectual Property or patents of others with respect to the operation of the Business.

     (h) AMD will maintain the confidentiality of any trade secrets transferred to the Company and impose the same non-disclosure and confidentiality obligations and processes used by AMD to maintain the confidentiality of AMD trade secrets.

     3.4     Absence of Certain Changes or Events. Since December 26, 1999, the
             ------------------------------------
Business has been conducted in the ordinary course of business and there has not been any:

     (a) significant adverse change in the CPD Assets (including, without limitation, writing down the value of inventory or writing off notes or accounts receivable), the Assumed Liabilities, or in the financial condition or results of operations of the Business, except for (i) changes in the ordinary course of business and consistent with past practice or (ii) changes contemplated hereby or relating to the transactions contemplated hereby;

     (b) sale, assignment or transfer of any CPD Asset which is material to the Business, other than in the ordinary course of business;

     (c) capital expenditures or the incurrence of liability therefor by AMD involving payments in excess of $1,000,000 individually or $5,000,000 in the aggregate on behalf of the Business;

     (d) material physical damage, destruction or loss (whether or not covered by insurance) affecting any CPD Assets;

     (e) any cancellation, expiration, non-renewal or waiver of any right under any Material Contract or material Permit, except in the ordinary course of business,

     (f) mortgage or pledge of, or any Encumbrance (other than Permitted Encumbrances) placed on, any CPD Assets; or

     (g) any other fact, event or condition of any character that will have, or would reasonably be expected to have, a Material Adverse Effect or would reasonably be expected to materially disrupt, interrupt, prevent or impair the conduct of the Business.

     3.5     Contracts and Commitments.
             -------------------------

     (a) Section 3.5(a) of the Disclosure Schedule sets forth a complete list of each of the following Contracts as of the date hereof (collectively, the "Material Contracts"):
 ------------------

           (i)   CPD Contract creating any partnership;

           (ii) CPD Contract (including purchase orders, franchise agreements and undertakings or commitments to any governmental or regulatory authority) not made in the ordinary course of business;

           (iii) Contracts of employment with CPD Employees (including without limitation employment, change in control, golden parachute, severance or similar agreements or arrangements and other CPD Contracts with CPD Employees) and contracts for consulting services;

           (iv) CPD Contracts consisting of sales commitments for integrated circuit products in excess of $100,000;

           (v) any other CPD Contract involving payments by AMD in excess of $250,000 annually that are not cancelable on 30-days' notice by AMD, without payment of penalty or premium;

           (vi) CPD Contract relating to, or evidences of, or guarantees of, or providing security for, Indebtedness for Borrowed Money;

           (vii) material distribution, or similar contract relating to or providing for the marketing and/or distribution of the products of the Business to which AMD is a party or by which AMD is bound;

           (viii) CPD Contract containing a covenant limiting the freedom of AMD to engage in the Business or the transactions contemplated by the Ancillary Agreements or to compete with any Person;

           (ix) Licenses by AMD of third-party Intellectual Property material to the Business; or

           (x) Any other CPD Contract required by applicable law to be filed by AMD with the U.S. Securities and Exchange Commission.

     (b) All of the Material Contracts on Section 3.5(a) of the Disclosure Schedule as of the date hereof are in full force and effect and constitute the legal, valid and binding obligations of AMD and, to the Knowledge of AMD, of the other parties thereto (except, in each case, as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors or the relief of debtors), and to the Knowledge of AMD, no condition exists or event, act or omission has occurred which, with or without notice, or lapse of time or both, would constitute a default or a basis of force majeure or other claim of excusable delay or nonperformance thereunder. Except for the consents of parties listed on Section 3.5(b) of the Disclosure Schedule (the "Required Consents"), no
                                                   -----------------
consent of any party to the Material Contracts is required in connection with the transactions contemplated by this Agreement and the Reorganization Agreement. No other party to any Material Contract has notified AMD of the assertion of its right to renegotiate the terms or conditions of any Material Contract, and, to the Knowledge of AMD, no such basis exists.

     3.6     No Conflict or Violation. Neither the execution and delivery of
             ------------------------
this Agreement or the Ancillary Agreements by AMD and the Company nor the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements by AMD and the Company will (i) violate, conflict with or result in any breach or default under any term or provision or result in the acceleration of any Liability or cancellation or termination of or under any Material Contract, (ii) result in the creation or imposition of any material Encumbrance on any CPD Asset, (iii) result in any violation of the provisions of the charter or bylaws of AMD or the Company or (iv) result in any material violation by AMD of any Applicable Law or prohibit consummation by AMD of the transactions contemplated by this Agreement.

     3.7     Consents and Approvals. Except (a) for the filing of premerger
             ----------------------
notification reports under the HSR Act and (b) as set forth on Section 3.7 of the Disclosure Schedule, no material consent, approval or authorization of any governmental or regulatory authority, or any other Person, is required to be made or obtained by AMD or the Company in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     3.8     Financial Statements. The Financial Statements have been delivered
             --------------------
to LLC by AMD. The Financial Statements were, and the Audited Financial Statements will be, prepared in all material respects in accordance with the books and records of the Business and in accordance with GAAP and fairly present on a carve-out basis in all material respects the assets and liabilities and results of operations of the Business as of the dates indicated or for the periods indicated, in each case on the basis described in Note 1 to the Audited Financial Statements, subject, in the case of the Financial Statements, to normal year-end adjustments and the omission of footnotes.

     3.9     Litigation. Except as set forth in the Form 10-K or in AMD's
             ----------
quarterly report on Form 10-Q for the quarter ended April 2, 2000, to the Knowledge of AMD, there is no material Action pending or threatened against, relating to or affecting (i) the Business, (ii) the CPD Assets or (iii) the transactions contemplated by this Agreement. Neither AMD nor the Company is in material default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against AMD or the Company, in each case relating to the Business.

     3.10    Compliance with Law. To the Knowledge of AMD, each of AMD and the
             -------------------
Company is, and for the period of the applicable statute of limitations has been, in compliance with all Applicable Laws with respect to the Business, except where the failure to comply would not have a Material Adverse Effect.

     3.11    No Brokers. Except for the services of Donaldson, Lufkin & Jenrette
             ----------
and Salomon Smith Barney, which have been retained by AMD, neither AMD nor any of its Affiliates has entered into or will enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of LLC to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. AMD is solely responsible for any payment, fee or commission that may be due to Donaldson, Lufkin & Jenrette and Salomon Smith Barney in connection with the transactions contemplated hereby.

     3.12    Employee Benefit Plans.
             ----------------------

     (a) There are no employment contracts or change in control, golden parachute, severance or similar agreements or arrangements between AMD or the Company and any of the CPD Employees. AMD will provide such information concerning the CPD Employees as LLC may reasonably request, subject to AMD's policies in effect at the time of the request with respect to providing information about its employees to other potential employers.

     (b) Section 3.12(b) of the Disclosure Schedule sets forth a true and accurate list of all employee benefit plans and programs to which AMD is a party and in which the CPD Employees participate immediately prior to the Signing Date (the "Plans and Programs"). AMD has provided or made available to LLC copies of
      ------------------
the Plans and Programs (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof distributed or made available to participants or beneficiaries together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report, if any, prepared in connection with any Plan or Program. None of the Plans and Programs are multiemployer plans (as defined in ERISA Section 3(37) or 4001(a)(3)) or employee pension benefit plans (as defined in ERISA Section 3(2)) subject to Title IV of ERISA.

     (c) Neither the Company nor any ERISA Affiliate of the Company maintains or contributes to, or within the past six years, has maintained or contributed to, any plan or arrangement subject to Title IV of ERISA.

     (d) Each Plan or Program that is intended to be qualified under Section 401(a) of the Code and each trust created under any such Plan or Program to be exempt from tax under Section 501(a) of the Code has received a favorable determination letter with respect to such qualified status from the Internal Revenue Service or will be amended as requested by the Internal Revenue Service within the remedial amendment period prescribed under Section 401(b) of the Code so as to obtain such favorable determination. AMD has provided or made available to LLC the most recent determination letter of the Internal Revenue Service relating to each such Plan or Program. Each Plan or Program has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

     (e) The Company does not have any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company, except as required to avoid excise tax under Section 4980B of the Code.

     (f) No employee or former employee of the Company will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.

     3.13    Tax Matters. The following representations are made as of the date
             -----------
hereof and as of the Closing Date:

     (a) Filing of Tax Returns.  Each of (i) the Company and (ii) the affiliated
         ---------------------
group of corporations within the meaning of Section 1504(a) of the Code of which the Company is a member and any similar state, local or foreign combined, consolidated or affiliated group of which the Company is a member (the "Company
                                                                        -------
Affiliated Groups," and, collectively with the Company, the "Taxpayers") has
-----------------                                            ---------
timely filed with the appropriate Taxing or other governmental authorities all returns, reports, estimates, information returns and statements (collectively, "Tax Returns") required to be filed in respect of Taxes on or before the Closing
 -----------
Date.  For purposes of this Agreement, "Tax" means (i) any net income,
                                        ---
alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding on amounts paid to or by AMD or the Company, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax (domestic or foreign), (ii) in the case of the Company, liability for the payment of any amount of they type described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group and (iii) liability for the payment of any amounts of the type described in (i) as a result of being party to any agreement or any express or implied obligation to indemnify any other Person. All such Tax Returns are correct and complete in all material respects.

     (b) Payment of Taxes.  All Taxes of the Taxpayers, in respect of periods or
         ----------------
portions thereof ending on or prior the Closing Date, have been paid, or will have been paid, or an adequate reserve has been established therefor in conformity with GAAP. All Taxes that the Taxpayers have been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper Taxing authority.

     (c) Encumbrances.  There are no Encumbrances on any of the Assets of the
         ------------
Company that arose in connection with any Tax, other than for current Taxes not yet due and payable.

     (d) Audit History.  There is no pending action, dispute or claim,
         -------------
proceeding, investigation or audit concerning any Tax liability of the Taxpayers for any taxable period during which the Company was a member. No Tax Returns of the Company or of any Company Affiliated Group for any taxable period during which the Company was a member have been audited or are currently the subject of audit. There are no requests for rulings or determinations in respect of any Tax pending between the Company and any Taxing authority. Neither the Company nor any Company Affiliated Group has granted any extension or waiver of the statute of limitations period applicable to any Tax Return, which period (after giving effect to such extension or waiver) has not yet expired.

     (e) Tax Elections.  No new elections with respect to Taxes, or changes in
         -------------
current elections with respect to Taxes, affecting the Company shall be made after the date of this Agreement without LLC's prior consent, which consent shall not be unreasonably withheld. Neither the Company nor any Company Affiliated Group on behalf of the Company (i) has made or will make a consent dividend election under Section 565 of the Code; (ii) has consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of the CPD Assets; (iii) has made an election, or is required, to treat any CPD Asset as owned by another Person pursuant to the provisions of Section 168(f) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; or (iv) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable foreign, state or local Tax provision.

     (f) Prior Affiliated Groups.  The Company has never been a member of an
         -----------------------
affiliated group other than the Company Affiliated Groups the common parent of which is AMD. The Company has no liability for the Taxes of any Person other than the Company (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor,
(iii) by contract or (iv) otherwise.

     (g) Tax Sharing Agreements.  There are no, and at the Closing Date there
         ----------------------
will be no, tax-sharing agreements or similar arrangements with respect to or involving the Company, and, after the Closing Date, the Company shall not be bound by any such tax-sharing agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

     (h) Partnerships and Single Member LLCs.  The Company is not subject to any
         -----------------------------------
joint venture, partnership, or other arrangement or contract which is treated as a partnership for federal income tax purposes and does not own a single member limited liability company which is treated as a disregarded entity.

     (i) FIRPTA.  For purposes of withholding under Section 1445 of the Code,
         ------
AMD is not a "foreign person" as defined in Section 1445(f)(3) of the Code.

     (j) Section 280G.  There is no contract, agreement, plan or arrangement
         ------------
covering any person providing services in respect of the Business that, individually or in the aggregate, could give rise to the payment of any amount that would result in the imposition of an excise tax under Section 4999 of the Code or would not be deductible pursuant to Section 280G or 162(m) of the Code.

     (k) Section 467 Rental Agreements.  There are no Section 467 rental
         -----------------------------
agreements for purposes of Section 467 of the Code and the Treasury Regulations thereunder with respect to CPD Assets or the Assumed Liabilities.

     3.14    Personal Property.
             -----------------

     (a) Section 3.14(a) of the Disclosure Schedule sets forth a list of all material machinery, equipment, furniture, fixtures, and other items of tangible personal property that are owned and used by AMD primarily in the Business (the "Owned Personal Property").
 -----------------------

     (b) All of the Owned Personal Property is owned by AMD free and clear of any Encumbrances, except for Permitted Encumbrances.

     (c) Section 3.14(c) of the Disclosure Schedule sets forth a list of all material machinery, equipment, furniture, fixtures, and other items of tangible personal property that are leased by AMD and used primarily in the Business (the "Leased Personal Property"), the leases for which are being assumed by the
 ------------------------
Company pursuant to the Reorganization Agreement.

     (d) All of the Owned Personal Property and Leased Personal Property is owned or leased by AMD. The Owned Personal Property and the Leased Personal Property is, considered in the aggregate, in good operating condition, subject only to ordinary wear and tear.

     3.15  Inventory. The CPD Inventory consisting of finished goods set forth
           ---------
on the unaudited balance sheet of the Business at December 26, 1999 (the "Balance Sheet") is, and the CPD Inventory consisting of finished goods as of
 -------------
the Closing shall be, in good and marketable condition and salable in the normal course of the Business, as currently conducted. The CPD Inventory on the Balance Sheet is valued in accordance with GAAP and the historical inventory valuation policies of the Business at the lower of cost or market, and allowances have been established on the date of the Balance Sheet for slow moving, obsolete or unusable inventories.

     3.16  Permits. Section 3.16 of the Disclosure Schedule sets forth a list of
           -------
all Permits issued to AMD and AMD has furnished to LLC a copy of each of such Permits, and each such copy is correct and complete and includes any and all modifications thereof. The Permits are in full force and effect; AMD is not in material violation of any of the Permits; to the Knowledge of AMD, no proceedings for the suspension or cancellation of any of the Permits is pending or threatened; to the Knowledge of AMD, no condition exists which (with or without notice, the passage of time or both) would constitute a material violation of any of the Permits; and to the Knowledge of AMD, the Permits constitute all material governmental licenses, permits, consents, approvals or certificates required to be obtained or held by AMD in connection with the operation of the Business as presently conducted.

     3.17  Labor Relations.
           ---------------

     (a) Neither AMD nor the Company is a party to any collective bargaining agreement related to the Business, and none of the CPD Employees is a party to any collective bargaining agreement.

     (b) AMD, with respect to the CPD Employees, is in compliance in all material respects with all Applicable Laws regarding employment practices, terms and conditions of employment, and wages and hours; there is no unfair labor practice complaint against AMD pending before the National Labor Relations Board or any similar labor agency that has been delivered to AMD with respect to the Business; and there is no labor strike, dispute, slowdown, representation question or stoppage pending or threatened against or involving the Business.

     3.18  Insurance. AMD maintains policies of insurance which insure the CPD
           ---------
Assets and the Business in commercially reasonable amounts for occurrences normally insured against. There are no claims by AMD pending or, to the Knowledge of AMD, threatened with respect to the CPD Assets or the Business under said policies or disputes with underwriters, and all premiums due and payable have been paid and all such policies are in full force and effect in accordance with their respective terms.

     3.19  Capitalization of the Company. The Company is authorized to issue
           -----------------------------
750,000 shares of Common Stock and no shares of Preferred Stock. As of the date hereof, there are 25,000 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. As of the Closing Date, the Company will be authorized to issue 200,000,000 shares of Common Stock and 200,000 shares of Preferred Stock. Following the transactions contemplated by the Reorganization Agreement, there will be 155,162,002 shares of Common Stock issued and outstanding and 138,888 shares of Preferred Stock outstanding. All outstanding shares of Common Stock are owned by AMD free and clear of all Encumbrances. As of the date hereof there are, and at all times prior to the Closing there will be, no outstanding options, conversion rights, warrants or other rights in existence to acquire or to require the Company to issue, purchase or acquire any shares of the capital stock or other securities of the Company, other than pursuant to the Reorganization Agreement. The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

     3.20  Necessary Assets. AMD has made a good faith attempt to provide that
           ----------------
upon the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, the tangible assets and properties of the Company as of the Closing Date (including rights under the Ancillary Agreements) will include all of the material tangible assets and properties necessary for the conduct of the Business as presently conducted.

     3.21  Product Liability and Recalls.
           -----------------------------

     (a) To the Knowledge of AMD, there is, and for the past 12 months there has been, no pending or threatened claim, action, suit, proceeding, arbitration or investigation against AMD with respect to the Business for injury to person or property of employees or any third parties suffered as a result of the sale of any product, performance of any service by the Business, including claims arising out of the alleged defective or unsafe nature of its products or services.

     (b) To the Knowledge of AMD, there is no pending or overtly threatened recall or investigation of any product sold by the Business.

     3.22  Related Party Transactions. None of AMD, senior management of the
           --------------------------
Business, or any of AMD's Affiliates (which are not natural persons) either (i) owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of the Business or organization which has a Material Contract (in each case as to any material interest or Material Contract of the Business which shall survive the Closing Date) or (ii) has any Material Contract with the Company which is not on arms-length terms (in each case as to any Material Contract which shall survive the Closing Date).

     3.23  Accounts Receivable. The accounts receivable of the Company at the
           -------------------
Closing will represent good faith claims of the Company against debtors for sales or other charges arising on or before the Closing. The accounts receivable set forth on the Balance Sheet arose in the ordinary course of business; were not, as of the date of the Balance Sheet subject to any material discount, contingency, claim of offset or recoupment or counterclaim; and represented, as of the date of the Balance Sheet, good faith claims against debtors for sales or other charges. Reserves shown on the Balance Sheet were adequate as of the date of the Balance Sheet and were calculated on a basis consistent with GAAP.

                                  ARTICLE IV.

                     REPRESENTATIONS AND WARRANTIES OF LLC

     To induce AMD to enter into this Agreement, LLC hereby makes the following representations and warranties to AMD.

     4.1   Organization of LLC. LLC is duly organized and validly existing as a
           -------------------
limited liability company in good standing under the laws of the State of Delaware and has full power and authority to conduct its business as it is presently being conducted and to own and lease its properties.

     4.2   Authorization. LLC has the power and authority to execute and deliver
           -------------
this Agreement and each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, and all requisite corporate action has been taken by LLC to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party. This Agreement has been duly executed and delivered by LLC and, assuming the due execution of this Agreement by AMD, is a valid and binding obligation of LLC, enforceable against LLC in accordance with its terms, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, general principles of equity (whether considered in an action at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

     4.3   Consents and Approvals. No consent, approval or authorization of any
           ----------------------
Governmental Authority or any other Person is required to be made or obtained by LLC or any of its Affiliates in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than the filings required under the HSR Act.

     4.4   No Brokers. Except for the services of Morgan Stanley Dean Witter,
           ----------
which has been retained by LLC, and except for fees not to exceed $30,000,000 in the aggregate, which will be paid by the Company immediately following the Closing, neither LLC nor any of its Affiliates has entered into or will enter into any agreement, arrangement or understanding with any Person which will result in the obligation of LLC, AMD or the Company to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

     4.5   No Conflict or Violation. Neither the execution and delivery of this
           ------------------------
Agreement nor the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will result in (a) a violation of or a conflict with any provision of the charter or other organizational documents of LLC, (b) a breach of, or a default under, any term or provision of any contract or agreement to which LLC is a party, which breach or default would prevent LLC from consummating the transactions contemplated hereby, or (c) a violation by LLC of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would prevent LLC from consummating the transactions contemplated hereby.

     4.6   Financing Arrangements. Prior to the date hereof, LLC has delivered
           ----------------------
to AMD true and correct copies of the commitment letter and certain related documents set forth in Exhibit B from the financing sources identified therein, which provide for the financing of the transactions contemplated hereby (the "Financing Commitments"). The Financing Commitments are binding commitments and
 ---------------------
have not been amended or modified or withdrawn or rescinded in any respect; and AMD is not aware of any fact, event or circumstance which would have a detrimental effect on the ability to consummate the financing contemplated by the Financing Commitments. The funds committed under the Financing Commitments, together with the funds to be paid by LLC to purchase the Purchased Common Shares and the Purchased Preferred Shares, are sufficient to enable the Company and LLC to pay the Redemption Price and the Stock Purchase Price, as applicable, to pay all related fees and expenses of LLC in connection with the transactions contemplated hereunder and to provide for the anticipated working capital needs of the Company following the consummation of the transactions contemplated hereunder (the financing necessary to provide such funds being hereinafter referred to as the "Financing"). The Financing Commitments are in full force and
                    ---------
effect as of the date hereof. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing other than as set forth in or contemplated by the Financing Commitments. All fees required to be paid by LLC on or prior to the date hereof in respect of the Financing Commitments have been paid. A true and correct schedule of sources and uses of the funds to be received in the Financing are set forth in Exhibit B.

     4.7   WARN Act. LLC is not planning or contemplating, and has not made or
           --------
taken, any decisions or actions concerning the Business after the Closing that would require the service of notice under the Worker Adjustment and Retraining Act of 1988 (the "WARN Act").
                  --------

     4.8   Litigation. To the knowledge of LLC, there are no Actions pending or
           ----------
threatened (i) against LLC or any of its Affiliates which if adversely determined would materially hinder or impair the ability of LLC to perform its obligations under this Agreement or (ii) that seek to enjoin or obtain damages (which damages could reasonably be expected to have a material adverse change in or effect upon LLC) in respect of the consummation of the transactions contemplated hereby. None of LLC or any of its Affiliates is subject to any outstanding orders, rulings, judgments or decrees that would have a material adverse effect on the ability of LLC to perform its obligations under this Agreement.

     4.9   Securities Matters. (a) LLC is aware of the business affairs and
           ------------------
financial condition of the Business, and has acquired sufficient information about the Company and the Business to reach an informed and knowledgeable decision to acquire the Purchased Common Shares and the Purchased Preferred Shares. LLC is purchasing the Purchased Common Shares and the Purchased Preferred Shares for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").
                                                         --------------

     (b) LLC understands that the Purchased Common Shares and the Purchased Preferred Shares have not been registered under the Securities Act in reliance upon a specific exemption therefor, which exemption depends upon, among other things, the bona fide nature of LLC's investment intent as expressed herein.

     (c) LLC further understands that the Purchased Common Shares and the Purchased Preferred Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, LLC understands that the certificates evidencing the Purchased Common Shares and the Purchased Preferred Shares will be imprinted with the legend referred to in the Shareholders' Agreement.

     (d) LLC is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: (i) the availability of certain public information about the Company;
(ii) the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; (iii) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

     (e) LLC represents that it is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act or any successor regulation thereunder.

                                  ARTICLE V.

                            ACTIONS BY AMD AND LLC
                             PRIOR TO THE CLOSING

     5.1   Maintenance of Business. AMD covenants that, prior to the Closing,
           -----------------------
except as may be agreed to in writing by AMD and LLC, it shall conduct the Business, in all material respects, according to its ordinary and usual course of business and consistent with AMD's prior practices. Without limiting the generality of the foregoing, AMD shall: (a) maintain in effect and fully perform all of its obligations under the Material Contracts in accordance with the terms thereof; (b) give prompt notice to LLC of any notice given or received by AMD of any default or breach or alleged default or breach under any of the Material Contracts and of any claim or threat, of which AMD may have Knowledge, to commence any action, suit, proceeding, or investigation against AMD with respect to the Business; (c) protect and maintain in effect the CPD Intellectual Property in accordance with past practices; (d) maintain in full force and effect all insurance policies currently in effect with respect to the CPD Assets, or policies that provide coverage that is comparable to such insurance policies; (e) not hire or fire employees of the Business other than in the ordinary course of business; and (f) use all Reasonable Efforts to consummate the transactions contemplated by the Reorganization Agreement in accordance with the terms of the Reorganization Agreement.

     5.2   Certain Prohibited Transactions. AMD covenants that except as may be
           -------------------------------
required by contract or law, and except as contemplated by Section 5.2 of the Disclosure Schedule, it shall use its Reasonable Efforts not to, without the prior written approval of LLC (other than pursuant to the Reorganization Agreement):

     (a) mortgage, pledge or allow any Encumbrance (other than Permitted Encumbrances) on any CPD Assets;

     (b) create, incur, assume or guarantee any Indebtedness for Borrowed Money that would be an Assumed Liability;

     (c) except in the ordinary course of business, sell, assign or transfer any of the CPD Assets;

     (d) make any capital expenditure or incur any commitment or liability therefor, individually or in the aggregate, involving payments in excess of $1,000,000 individually or $5,000,000 in the aggregate on behalf of the Business;

     (e) enter into or terminate any Material Contract with respect to the Business outside the ordinary course of business or amend, modify or agree to amend or modify any Material Contract outside the ordinary course of business;

     (f) except as set forth on Section 5.2 of the Disclosure Schedule, enter into any new employment or management agreement with any CPD Employee;

     (g) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest in the Company, other than to AMD;

     (h)   amend any of the Ancillary Agreements; or

     (i) enter into any agreement or commitment to do any of the actions set forth in (a) - (h) above.

     5.3   Access. Prior to the Closing, AMD shall provide LLC with reasonable
           ------
access during normal business hours to the CPD Assets, to Building 312 and to AMD's employees, officers, agents and consultants, books and records compensation and employee benefit plan documents, and such other information, in each case relating to the Business and the CPD Employees subject to its existing policies with respect to providing information about its employees to other potential employers, as LLC may reasonably request. LLC shall use its Reasonable Efforts to minimize any disruption to AMD's business in connection with the conduct of the process contemplated herein, and AMD shall receive reasonable advance notice of and shall have the right to participate in, any discussions LLC might have with any federal or state regulatory authorities about AMD or the Business. Notwithstanding anything in this Section 5.3 to the contrary, under no circumstances shall AMD be required to provide to LLC or its representatives, access to its Tax Returns or any information or materials required to be kept confidential pursuant to agreements with third parties or by law or subject to entering into appropriate agreements that preserve the privilege, any privileged attorney-client communications or work product of AMD.

     5.4   Consents and Reasonable Efforts. As soon as practicable, LLC and AMD
           -------------------------------
shall make all filings required under the HSR Act. In addition, LLC and AMD will each furnish all information as may be required by any state regulatory agency properly asserting jurisdiction or by the Federal Trade Commission and the United States Department of Justice under the HSR Act in order that the requisite approvals for the transactions contemplated hereby be obtained or to cause any applicable waiting periods to expire. AMD and the Company shall each pay half of the $45,000 initial filing fee under the HSR Act. AMD shall use its Reasonable Efforts to obtain prior to the Closing Date the Required Consents, and any other consents, approvals, authorizations and agreements of and to give all notices and make all other filings with, any third parties, including Governmental Authorities, necessary to authorize, permit or approve the consummation of the transactions contemplated hereby. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its Reasonable Efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or appropriate to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of the parties' obligations hereunder. AMD and the Company shall also use their Reasonable Efforts (before, and as reasonably necessary after, the Closing) to obtain consents (the "Contract Consents") to assign the
                                             -----------------
contracts set forth on Schedule 5.4 pursuant to the Reorganization Agreement in such a manner as to reasonably minimize any increases in ongoing royalty payments pursuant to such contracts. AMD shall pay the first $500,000 of any Consent Payments, the Company shall pay the second $500,000 of any Consent Payments, and AMD shall pay any Consent Payments in excess of $1,000,000. For purposes of this Section, "Consent Payments" shall mean any one-time payments
                           ----------------
to obtain the Contract Consents (but excluding ongoing payments, such as royalty payments).

     5.5   Supplement to Schedules. After the date hereof, AMD shall, from time
           -----------------------
to time prior to or at the Closing, by notice to LLC, supplement or amend any Section of the Disclosure Schedule, including without limitation, one or more supplements or amendments thereto, to correct any matter which would constitute a breach of any representation or warranty set forth herein. Such supplemental or amended Schedule shall not be deemed to cure any breach of such representation or warranty for the purposes of Article VII hereof. If, however, the Closing occurs, such supplemental or amended Schedule shall be effective to cure and correct for all purposes any breach of any representation or warranty that would have existed by reason of AMD not having made such supplement or amendment.

     5.6   Financing. LLC shall use its Reasonable Efforts to have the Company
           ---------
enter into definitive financing agreements with respect to the Financing, and to do all such acts and things reasonably necessary to consummate the Financing.

     5.7   Exclusivity. Unless and until this Agreement is terminated pursuant
           -----------
to Section 11.1, neither AMD nor any of its Affiliates, officers, directors, employees or agents will

(a) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (i) liquidation, dissolution, or recapitalization,
(ii) merger or consolidation, (iii) acquisition or purchase of securities or assets, or (iv) similar transaction or business combination, in each case involving all or any material portion of the Business; or (b) participate in any discussion or negotiations regarding, furnish any information with respect to, assist or participate in, or agree to or endorse in any other manner any effort or attempt by any Person to do or seek any of the foregoing.

     5.8   Company Directors. Immediately following LLC's acquisition of the
           -----------------
Purchased Common Shares and the Purchased Preferred Shares, but prior to the Redemption, LLC shall cause two representatives of LLC to be appointed as the sole members of the Company's board of directors and shall cause such individuals to approve the Senior Secured Loan and the Redemption.

     5.9   Solvency Opinion. LLC shall use its Reasonable Efforts to provide
           ----------------
information reasonably requested by AMD to enable AMD and the Company to obtain an opinion addressed to the Board of Directors of the Company and AMD which provides the Company and AMD with reasonable assurance that the transactions contemplated by this Agreement do not result in a violation of California fraudulent conveyance laws or Section 548 of the U.S. Bankruptcy Code.

     5.10  Accounts Receivable. AMD will deliver to LLC, as soon as reasonably
           -------------------
practicable following the date hereof, a complete and accurate aging list of the accounts receivable of the Company as of December 26, 1999 and April 2, 2000 and will deliver a complete and shall use its Reasonable Efforts to deliver to LLC an accurate aging list of the accounts receivable of the Company as of June 30, 2000 prior to, or as soon as reasonably practicable after, the Closing Date.

     5.11  Cooperation in Structuring Subsidiaries. In establishing the
           ---------------------------------------
subsidiaries and branches and in completing the transfers enumerated in Sections
2.2 through 2.8 of the Reorganization Agreement (the "Structuring"), AMD and LLC
                                                      -----------
shall use their Reasonable Efforts to complete the Structuring in a tax efficient manner for both parties.

     5.12  Schedule Relating to CPD Patents. As soon as reasonably practicable
           --------------------------------
after the Signing Date, AMD shall provide LLC with a schedule of all significant licenses, rights to use, options, releases, covenants not to sue, non-assertion assurances and outstanding liens or security interests that AMD has granted to any third person with respect to any of the CPD Patents.

     5.13  Sublicense. AMD shall sublicense the Company to the licenses granted
           ----------
under the Patent License Agreement between Lucent Technologies GRL Corp. and Advanced Micro Devices, Inc., effective January 1, 1998, and under the PLA referenced therein to the fullest extent permitted under Article 4.02(b) thereof. The Company shall make quarterly royalty payments to AMD based on the Company's quarterly net revenues and the actual royalty rate set forth in such agreement, and shall in no event be liable for royalty payments in excess of

$337,000 a year. The Company shall pay such royalty payments to AMD no later than 45 days following the end of each quarter.

     5.14  IBM License. AMD and the Company shall, as soon as practicable after
           -----------
the Closing Date, jointly request in writing that IBM grant a license to the Company that licenses the Company for a field commensurate in breadth with the Newco Exclusive Field (as defined in the Intellectual Property Cross-License Agreement) pursuant to Section 2.8 of the License Agreement between IBM and AMD, effective January 1, 1997.

                                  ARTICLE VI.

                     CONDITIONS TO THE OBLIGATIONS OF AMD

     The obligations of AMD to consummate the transactions contemplated hereby on the Closing Date are subject to the satisfaction or waiver (in the discretion of AMD), on or prior to the Closing Date, of each of the following conditions:

     6.1   Representations, Warranties and Covenants. All representations and
           -----------------------------------------
warranties of LLC contained in this Agreement shall be true and correct (disregarding all exceptions therein for materiality and material adverse effects) as of the date of this Agreement and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, with such exceptions in each case as would not have a material adverse effect on LLC, and LLC shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

     6.2   Consents. All consents, approvals and waivers from Governmental
           --------
Authorities and other Persons set forth on Schedule 6.2 shall have been obtained.

     6.3   No Injunction or Restraints. No temporary restraining order,
           ---------------------------
preliminary or permanent injunction or other order, decree or judgment issued by a Governmental Authority of competent jurisdiction shall be in effect and have the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the sale of the Business; provided, however, that the provisions of this Section shall not be available to AMD if it does not use its Reasonable Efforts to resist, resolve or lift such injunction or other order.

     6.4   HSR Act. The applicable waiting period, including any extension
           -------
thereof, under the HSR Act shall have expired or otherwise been terminated.

     6.5   Reorganization Agreement. The transactions contemplated by the
           ------------------------
Reorganization Agreement shall have been consummated in substantially the manner contemplated by the Reorganization Agreement.

     6.6   Execution of Ancillary Agreements. Each of the Ancillary Agreements
           ---------------------------------
shall have been duly executed and delivered by each party thereto other than AMD and the Company.

     6.7   California Redemption Matters.  The Senior Secured Lender, pursuant
           -----------------------------
to and for purposes of California General Corporation Law Section 506(b), shall have consented to the transactions contemplated by this Agreement.

                                 ARTICLE VII.

                         CONDITIONS TO THE OBLIGATIONS
                                    OF LLC

     The obligations of LLC to consummate the transactions contemplated hereby are subject to the satisfaction or waiver (in the discretion of LLC), on or prior to the Closing Date, of each of the following conditions:

     7.1   Representations, Warranties and Covenants. All representations and
           -----------------------------------------
warranties of AMD contained in this Agreement shall be true and correct (disregarding all exceptions therein for materiality and material adverse effects) as of the date of this Agreement and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, with such exceptions in each case as would not have a Material Adverse Effect, and AMD shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

     7.2   Consents. All (a) Required Consents and (b) other consents, approvals
           --------
and waivers from Governmental Authorities and other Persons necessary to permit LLC to consummate the transactions contemplated hereby or necessary to avoid a breach of, default under or termination of any Material Contract or Permit shall have been obtained, unless the failure to obtain any such Required Consent or other consent, approval or waiver would not have a Material Adverse Effect. All consents or approvals set forth on Section 7.2 of the Disclosure Schedule shall have been obtained.

     7.3   No Injunction or Restraints.  No temporary restraining order,
           ---------------------------
preliminary or permanent injunction or other order, decree or judgment issued by a Governmental Authority of competent jurisdiction shall be in effect and have the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the sale of the Business; provided, however, that the provisions of this Section shall not be available to LLC if it does not use its Reasonable Efforts to resist, resolve or lift such injunction or other order.

     7.4   HSR Act. The applicable waiting period, including any extension
           -------
thereof, under the HSR Act shall have expired or otherwise been terminated.

     7.5   Execution of Ancillary Agreements. Each of the Ancillary Agreements
           ---------------------------------
shall have been duly executed and delivered by each party thereto other than LLC.

     7.6   Reorganization Agreement. The transactions contemplated by the
           ------------------------
Reorganization Agreement shall have been consummated in substantially the manner contemplated by the Reorganization Agreement.

     7.7   Financing. The conditions to the funding contemplated by the
           ---------
Financing Commitments with respect to the Financing shall have been satisfied in full or waived, and the cash contemplated by such Financing Commitments shall have been provided or made available to the Company and/or LLC.

     7.8   Delivery of Audited Financial Statements. AMD shall have delivered to
           ----------------------------------------
LLC the audited balance sheet of the Business as of December 26, 1999, and audited income statement and statement of cash flows of the Business for the year ended December 26, 1999, each prepared in accordance with GAAP on a carve-out basis (the "Audited Financial Statements").
                ----------------------------

     7.9   Delivery of Tax Forms. AMD shall have delivered to LLC at the Closing
           ---------------------
a certificate in form and substance reasonably satisfactory to LLC, duly executed and acknowledged, certifying any facts that would exempt the transactions contemplated hereby from withholding pursuant to the provisions of the Foreign Investment in Real Property Tax Act.

                                 ARTICLE VIII.

                   ACTIONS BY AMD AND LLC AFTER THE CLOSING

     8.1   Books and Records. AMD, the Company and LLC agree that so long as any
           -----------------
CPD Books and Records, to the extent that they pertain to the operations of the Business prior to the Closing Date, remain in existence and available, each party (at its expense) shall have the right to inspect and to make copies of the same upon reasonable written notice at any time during business hours for any proper purpose.

     8.2   Further Assurances. On and after the Closing Date, AMD, the Company
           ------------------
and LLC will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof. In addition, AMD and LLC agree to notify the other party of any audit, notice, assessment or other action affecting Taxes relating to the transactions contemplated by this Agreement.

     8.3   WARN Act. LLC agrees that it will not take any action which causes
           --------
the notice provisions of the WARN Act to be applicable to AMD or the Company in connection with the transactions contemplated by this Agreement.

     8.4   Employees and Employee Benefits.
           -------------------------------

     (a) Effective as of the Closing Date, LLC will, in connection with its acquisition of the Business, cause the Company to employ each CPD Employee (the "Transferred Employees") at the same or substantially comparable total
 ---------------------
compensation (including base salary and bonus but excluding stock-based compensation and any stay bonus or retention payments) as in effect immediately prior to the Closing. Such Transferred Employees shall become employees of the Company effective at 12:01 a.m. Pacific Standard Time on the Closing Date, except as set forth in Section 8.4(b) or (c) (such date of hire by the Company referred to herein as the "Hire Date").
                          ---------

          (b) LLC agrees to cause the Company to offer each Inactive Employee employment under the terms applicable to Transferred Employees when the Company is notified that such person will return to work. If the offer is accepted, such person shall be treated as a Transferred Employee for all purposes under this Agreement. Until any such employee returns to active employment with the Company, AMD shall be responsible for such employee's salary and benefits including, without limitation, disability benefits.

          (c) LLC agrees to cause the Company to offer each International Employee and Visa Employee employment under the terms applicable to Transferred Employees as soon as practicable following the Closing Date. If the offer is accepted, such person shall be treated as a Transferred Employee for all purposes under this Agreement. Until such date, the parties agree to enter into an appropriate secondment agreement or other reasonable arrangement for the availability of such International Employees and Visa Employees to the Company.

          (d) During the period between the date hereof and the Closing Date, AMD will use its Reasonable Efforts to ensure that certain AMD employees mutually agreed upon by AMD and LLC are available for interview by LLC (acting on behalf of the Company) for possible employment with the Company following the Closing Date, and the Company (with LLC's consent), in its discretion, may make offers of employment to any of such employees.

          (e) The Company shall not assume, and AMD shall retain all obligations to fund or otherwise shall provide all benefits in respect of or payable under, AMD's Plans and Programs. No assets or liabilities of any of AMD's Plans and Programs shall be transferred from such Plans and Programs to any plan maintained or established by the Company, except for the AMD Flexible Benefits Plan and the flexible spending accounts under such plan or as set forth under Section 8.4(f).

          (f) (i) No later than the Closing Date, effective as of the Closing Date, AMD shall amend its defined contribution plan in which Transferred Employees participate (the "AMD Saving Plan") to cause the account balances of
                            ---------------
each Transferred Employee thereunder to vest as of each employee's respective Hire Date and to cause their active participation in the AMD Saving Plan to cease as of their respective Hire Dates.

                (ii) Unless LLC (acting on behalf of the Company) elects the option set forth in subsection (iii) of this Section no later than the Closing Date, AMD shall take any steps necessary to permit the Transferred Employees to receive a distribution of their accrued benefits from the AMD Saving Plan as a result of transactions contemplated by this Agreement, provided the terms of such plan would permit such a distribution. On or following the Closing Date, the savings plan of the Company or one of its Affiliates (the "Company DC Plan")
                                                               ---------------
shall (if elected by the Transferred Employees) accept individual rollovers in cash and, if permitted, promissory notes reflecting participants' loans under the AMD Saving Plan of Transferred Employees' distributions from the AMD Saving Plan, subject to the terms and conditions of the Company DC Plan and applicable law. The Company's obligations under this subsection (ii) are contingent upon receipt by the Company of a favorable determination letter or AMD's certification to the Company, in a manner reasonably acceptable to the Company, that the AMD Saving Plan is qualified under the applicable provisions of the Code.

                (iii) LLC (on behalf of the Company) may elect at its option no later than the Closing Date, in lieu of the distribution provided for in subsection (ii) of this Section, as soon as practicable following receipt by AMD and the Company of favorable determination letters relating to the AMD Saving Plan or Company DC Plan being qualified under the applicable provision of the Code, to have AMD cause the trustee of the AMD Saving Plan to transfer assets representing the full account balances of the Transferred Employees, together with the appropriate net investment return (including unrealized appreciation or depreciation) thereon, if applicable, reduced by any necessary benefit or withdrawal payments made in respect of Transferred Employees prior to the actual date of transfer, to the trustee of the Company DC Plan. The assets to be transferred from the trust under the AMD Saving Plan pursuant to this Section 8.4(f) shall be in cash or, to the extent mutually agreed to by AMD and the Company, a combination of cash, securities and other property; provided, however, that any outstanding loans attributable to the accounts of the Transferred Employees shall be transferred in kind, if transferred, the actual amount transferred from the trust under the AMD Saving Plan shall be adjusted to reflect any normal and reasonable administrative expenses properly attributable to the accounts of the Transferred Employees during the period following the Closing Date. At the time the assets that are held in the trust with respect to the Transferred Employees under the AMD Saving Plan are paid to the trust under the Company DC Plan, the Company DC Plan shall assume all liabilities of the AMD Saving Plan for the applicable benefits so transferred, and such transfer shall be in full discharge of all obligations of the AMD Saving Plan in respect thereof. If elected, this transfer shall take place as soon as practicable. During the period following the Closing Date and preceding the transfer of assets and liabilities pursuant to this Section 8.4(f)(iii), (1) AMD shall take such action as is necessary to prevent a default by any Transferred Employee with an outstanding loan from the AMD Saving Plan unless and until such Transferred Employee fails to make a timely payment on such loan and (2) the Company will cooperate with and assist AMD or its designee in the continued administration of the AMD Saving Plan, including, subject to the consent of the Transferred Employee, collecting and remitting to the trustee of the AMD Saving Plan payroll deductions relating to any outstanding loans. Notwithstanding the above, the amount transferred to the trust under the Company DC Plan shall in no event be less than the amount necessary to satisfy the requirements of Section 414(1) of the Code and ERISA. If the Company elects such option, on or immediately prior to the Closing Date, the Company shall (i) establish or designate one or more of the Company DC Plan, and furnish AMD with the most recent favorable determination letter from the Internal Revenue Service relating to the Company DC Plan or certification, in a manner reasonably acceptable to AMD, that the Company DC Plan is qualified under applicable provisions of the Code as promptly as practicable, (ii) take any necessary action to qualify the Company DC Plan under the applicable provisions of the Code and (iii) make all filings and submissions to appropriate governmental agencies required of it in connection with a transfer of assets as described herein.

          (g) LLC shall cause the Company to take all action reasonably necessary and appropriate to provide that Transferred Employees shall, effective as of the Hire Date (but subject to subsections (i) and (j)), be entitled to participate in plans or programs established or amended by the Company that provide coverages and benefits which in the aggregate are substantially comparable to the coverages and benefits provided by the Plans and Programs of AMD in which such Transferred Employees participated immediately prior to the Closing Date.

          (h) To the extent the Company is unable to establish health and/or dental plans and programs in accordance with this Section, the parties mutually agree to cooperate to execute an arrangement pursuant to which AMD will use its Reasonable Efforts to provide such health and/or dental benefits to Transferred Employees for a transitional period not to exceed sixty (60) days following the Closing Date at a cost consistent with the historical costs associated with such benefit plans plus certain administrative fees. The cost of such coverage and fees shall promptly be paid to AMD by the Company.

          (i) Subject to restrictions and limitations imposed by Applicable Law, LLC shall cause the Company to (i) make participation in employee welfare benefit plans available to Transferred Employees on the Hire Date or as soon as practicable thereafter and (ii) cause its employee welfare benefit plans and programs to provide coverage to the Transferred Employees without regard to any waiting period, evidence and requirement of insurability, preexisting condition, actively at work requirement or exclusion or limitation (except to the extent and in the manner any such waiting period, evidence and requirement of insurability, preexisting condition, actively at work requirement or exclusion or limitation applies immediately prior to the Closing).

          (j) Subject to restrictions and limitations imposed by Applicable Law, LLC agrees to cause the Company to (i) for purposes of determining eligibility to become a participant in its employee pension benefit plans and programs and its employee welfare benefit plans and programs, to treat a Transferred Employee's service with AMD or any of its predecessors or affiliates since last date of hire through the Hire Date as service with the Company, (ii) for purposes of determining vesting in its employee pension benefit plans and programs, to treat a Transferred Employee's service with AMD or any of its predecessors or affiliates since last date of hire through the Hire Date as service with the Company and (iii) for purposes of vacations, seniority and other programs and benefits which consider service, to treat a Transferred Employee's service with AMD or any of its predecessors or affiliates since last date of hire through the Hire Date as service with the Company.

          (k) AMD agrees to provide LLC and the Company with such records as LLC may reasonably request regarding service of and participation by the CPD Employees prior to the Hire Date in AMD's Plans and Programs.

          (l) No provision in this Agreement shall create any third party beneficiary rights in any CPD Employee or Transferred Employee (or any beneficiaries, dependents, or collective bargaining representatives thereof), with respect to the terms and conditions of employment of any such CPD Employee or Transferred Employee, including, but not limited to, the type or level of compensation or benefits provided by LLC, the Company or AMD.

          (m) The Company shall be liable for continuation of health care coverage required by Code Section 4980B and ERISA Sections 601 through 608 ("COBRA") with respect to any "qualifying event" (as defined in Section
  -----
4980B(f)(3) of the Code) with respect to a

Transferred Employee (and covered family members of a Transferred Employee) occurring after such employee's respective Hire Date, including termination. AMD shall be liable for health care continuation required by COBRA for any of its employees who are not Transferred Employees.

          (n) AMD agrees that it will pay any and all amounts due with respect to any accrued vacation balance as of the Closing Date and accrued personal paid absences as of the Closing Date to (i) any Transferred Employee on the Closing Date and (ii) any Inactive Employee, Visa Employee or International Employee on the date that such Inactive Employee, Visa Employee or International Employee becomes a Transferred Employee.

          8.5  Additional Audited Financial Statements.
               ---------------------------------------

          AMD shall use its Reasonable Efforts to deliver to LLC an audited balance sheet of the Business as of December 27, 1998 and audited income statements and statement of cash flows of the Business for the years ended December 28, 1997 and December 27, 1998, each prepared in accordance with GAAP, by September 30, 2000.

          8.6  Noncompetition.
               --------------

          (a) AMD agrees that, for the period from the Closing to the date which is the second anniversary of the Closing Date, neither AMD nor any of AMD's controlled Affiliates will, directly or indirectly, for its own benefit or as agent of another, carry on or own, manage or operate, participate in, or control the management or operation of, or allow its name to be used in, the Communications Products Business (i) in the State of California, (ii) in the State of Texas and (iii) in the United States of America. For purposes of this
Section 8.6, the "Communications Products Business" shall mean the design, manufacture and sale of (1) communications infrastructure equipment including, but not limited to, Subscriber Line Interface Circuits (SLIC), Subscriber Line Audio processing Circuits (SLAC), and integrated circuits designed for and dedicated to the communication of voice or voice and data over public and private communications networks, (2) integrated circuits designed for and dedicated to communication of voice or voice and data over cordless telephones,
(3) integrated circuits designed for and dedicated to communication of voice or voice and data over wireless telephones (specifically excluding data only internet access devices); and (4) integrated circuits designed for Digital Subscriber Line (DSL) equipment intended for ATU-C applications.

          (b) Nothing contained herein shall (i) limit AMD (A) from acquiring (including through a merger) or investing in any business, development arrangement or joint venture whose primary activities do not constitute a Communications Products Business, or (B) from, directly or indirectly, holding or making investments in securities of any business listed on a national securities exchange, admitted to trading in an automated quotations market traded generally on the over-the-counter market, so long as AMD's direct or indirect holdings do not exceed 5% of the outstanding equity securities thereof, or (ii) apply to the activities of any Person merging with or into AMD, or acquiring, directly or indirectly, the equity securities of, or control of, AMD, provided that such activities have been conducted prior to such merger or acquisition by such Person.

          (c) AMD recognizes and agrees that compliance with the covenant contained in this Section 8.6 is necessary to protect LLC and the Company and that a breach by AMD of any of the covenants set forth in this Section 8.6 could cause irreparable harm to LLC, that LLC's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach, a restraining order or injunction or both may be issued against AMD, in addition to any other rights and remedies which are available to LLC. If this Section 8.6 is more restrictive than permitted by the law of any jurisdiction in which LLC seeks enforcement hereof, this Section 8.6 shall be limited to the extent required to permit enforcement under such laws. In particular, the parties intend that the covenants in the preceding portions of this Section 8.6 shall be construed as a series of separate covenants, one for each location specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Section 8.6, then such unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced. If any court of competent jurisdiction shall determine the foregoing covenant to be unenforceable with respect to the term or the scope of the subject matter or geography covered thereby, then such covenant shall nevertheless be enforceable by such court against the other party upon such shorter term or within such lesser scope as may be determined by such court to be reasonable and enforceable.

          8.7  Distributor Price Adjustments. The Company will, within 15 days
               -----------------------------
after the end of the month in which the Closing occurs, provide AMD with a statement of distributor price adjustments for the period on and before the Closing Date. AMD will promptly pay the Company the amount of the distributor price adjustments for the period on and before the Closing Date.

          8.8  Required Consents. To the extent that any Required Consent is not
               -----------------
obtained on or before the Closing Date, AMD will use its Reasonable Efforts for a reasonable period of time following the Closing to obtain such Required Consent as soon as practicable after the Closing Date.

                                  ARTICLE IX.
                                  TAX MATTERS

          9.1  Tax Returns Through the Closing Date; Cooperation.
               -------------------------------------------------

          (a) AMD shall include the income of the Company on AMD's consolidated federal income Tax Returns for all periods through the Closing Date and timely pay any federal income Taxes attributable to such income. All such Tax Returns
(i) will be filed when due in accordance with all applicable laws and (ii) will be true and complete in all material respects. The Company shall furnish Tax information to AMD for inclusion in AMD's federal consolidated income Tax Return for the period that includes the Closing Date in accordance with AMD's past custom and practice. The income of the Company shall be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Company as of the end of the Closing Date.

          (b) AMD shall prepare and file with the appropriate authorities all Tax Returns of the Company not covered by Section 9.1(a) hereof for all taxable periods of the Company ending on or prior to the Closing Date ("Pre-Closing
                                                                -----------
Periods"), and shall timely pay all Taxes due with respect to such Tax Returns.
-------
All such Tax Returns (i) will be filed when due in accordance with all applicable laws and (ii) will be true and complete in all material respects.

          (c) LLC shall cause the Company to prepare and file with the appropriate authorities all Tax Returns of the Company for all taxable periods beginning after the Closing Date ("Post-Closing Periods") and all complete
                                   --------------------
taxable periods that include, but do not end on, the Closing Date ("Straddle
                                                                    --------
Periods"), and shall timely pay all Taxes due with respect to such Tax Returns;
-------
provided, however, that (i) LLC shall not permit the Company to file a Tax Return in respect of a Straddle Period without AMD's prior written consent, which shall not be unreasonably withheld, and (ii) AMD shall reimburse the Company for any Taxes owed by the Company with respect to the portion of any Straddle Period related to the Pre-Closing Period. For purposes of allocating Taxes to the portion of any Straddle Period related to the Pre-Closing Period, to the extent permitted by law and administrative practice, the Straddle Period shall be treated as closing on (and including) the Closing Date. In the case of any Taxes that are payable for a Straddle Period that is not treated under the preceding sentence as closing on the Closing Date, the portion of such Tax related to the Pre-Closing Period shall be deemed to be: (i) in the case of real, personal and intangible property Taxes ("Property Taxes") of the Company
                                               --------------
for the Pre-Closing Period, the amount of such Tax for the Straddle Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Period and the denominator of which is the number of days in the Straddle Period, and (ii) the Taxes of the Company other than Property Taxes for the Pre-Closing Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

          (d) AMD, the Company, and LLC shall reasonably cooperate and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. In that connection, as soon as practicable, but in any event within 45 days after it is requested by LLC or AMD after the Closing Date, the other party will deliver to the requesting party such information and data concerning the pre-Closing operations of the Company and make available such knowledgeable employees of the Company as such requesting party may reasonably request, including providing information and data required by the requesting party's customary tax and accounting questionnaires, in order to enable the requesting party to complete and file all forms and reports which it may be required to file as to the operations of the Company through the Closing Date or to otherwise enable the requesting party to satisfy its internal accounting, tax and other legitimate requirements. In addition to the foregoing, AMD and LLC agree, and LLC agrees to cause the Company (i) to use the respective party's Reasonable Efforts to properly retain and maintain all records related to Taxes of the Company for all Pre-Closing Periods until such time as the other party agrees (which agreement shall not be unreasonably withheld) that such retention and maintenance is no longer necessary (but in no event shall such retention be required for more than five years), and (ii) to allow LLC and AMD, as the case may be, and their respective agents and representatives (and agents and representatives of their affiliates), at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as the requesting party may deem necessary and appropriate from time to time, such activities to be conducted during normal business hours and at the requesting party's expense.

          9.2  Tax Indemnification.
               -------------------

          (a) AMD hereby indemnifies each LLC Indemnified Party against and agrees to hold each LLC Indemnified Party harmless from any (w) Tax of the Company described in clause (i) of the definition of Tax related to a Pre-Closing Period or the pre-Closing portion of any Straddle Period, (x) Tax described in clause (ii) or (iii) of the definition of Tax, (y) Tax of the Company resulting from a breach of the provisions of Section 3.13 or Article IX, and (z) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax described in (w), (x) or (y), and any liability as transferee (the sum of (w), (x), (y), and (z) being referred to herein as a "Tax Loss").

          (b) With respect to any claim that is made by any taxing authority which, if successful, might result in an indemnity payment to LLC or any of its affiliates indemnified hereunder (a "Tax Claim") (other than a Tax Claim
                                     ---------
relating to Taxes of the Company for a Straddle Period), AMD shall, at its sole expense control all proceedings, including but not limited to audits, taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner; provided, however, that AMD shall not take any position or enter into any settlement with respect to any such proceeding which materially adversely affects the tax liability of LLC, any of its Affiliates, or, on or after the Closing Date, the Company (including but not limited to the basis of the Company in the CPD Assets and the allocation of such basis), without the prior written consent of LLC. With respect to any such Tax Claims as to which AMD asserts control, AMD shall not assert that such Tax Claim (or portion thereof) is not within the ambit of Section 9.2(a). AMD and LLC shall jointly control all proceedings taken in connection with any Tax Claim relating to Taxes of the Company for a Straddle Period. In no case shall LLC, the Company, or any of their respective officers, directors, employees, stockholders, agents or representatives settle or otherwise compromise any Tax Claim without AMD's written consent, which shall not be unreasonably withheld. Neither party shall settle a Tax Claim relating to Taxes of the Company for any Straddle Period without the other party's prior written consent, which shall not be unreasonably withheld. LLC, the Company, and each of their respective Affiliates shall cooperate with AMD in contesting any Tax Claim, which cooperation shall include, without limitation, the retention and (upon AMD's reasonable request) the provision to AMD of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation or any material provided hereunder or to testify at proceedings relating to such Tax Claim.

          (c) Upon payment by any LLC Indemnified Party of any Tax Loss, AMD shall discharge its obligation to indemnify LLC Indemnified Party against such Tax Loss by payment to LLC an amount equal to the amount of such Tax Loss; provided, however, that if LLC provides AMD with written notice of a Tax Loss at least 60 days prior to the date on which the relevant Tax Loss is required to be paid by any LLC Indemnified Party, AMD shall discharge its obligation to indemnify LLC against Tax Loss by paying, as directed by LLC, an amount equal to the amount of such Tax Loss. Any payment pursuant to this Section 9.2 shall be made not later than 60 days after receipt by AMD of written notice from LLC in accordance with the foregoing proviso or stating that any Tax Loss has been incurred by a LLC Indemnified Party and the amount thereof and of the indemnitee payment requested. The payment by a LLC Indemnified Party of any Tax Loss shall not relieve AMD of its obligation under this Section 9.2.

          (d) Any claim of any LLC Indemnified Party (other than LLC) under this Section may be made and enforced by LLC on behalf of such LLC Indemnified Party.

          9.3  Refunds. AMD shall be entitled to any refunds or credits
               -------
(including any interest paid or credited with respect thereto) in respect of any liability for any Tax of AMD or any of its Affiliates (including, without limitation, the Company), for any Tax periods or portion thereof ending on or before the Closing Date (including any Taxes allocated to such period under Section 9.1(c) hereof) or for which AMD is otherwise liable under this Agreement. The Company shall be entitled to any refunds or credits (including any interest paid or credited with respect thereto) in respect of any liability for any Tax of the Company or any of its Affiliates, for any Tax periods or portion thereof beginning after the Closing Date (including any Taxes allocated to such period under Section 9.1(c) hereof) and for which AMD does not have an indemnification obligation under this Agreement. Each party shall cause any amount to which the other party is entitled under this Section 9.3, but which is received or credited to the party not so entitled or any of such party's Affiliates, at any time after the Closing Date, to be paid to the party so entitled in immediately available funds promptly after receipt (or, if the amount of the credit or refund is applied against any other liability of the party not so entitled, within ten days of the notice of such application).

          9.4  Conduct of Business on Closing Date. On the Closing Date, LLC
               -----------------------------------
shall cause the Company to conduct its business in the ordinary course in substantially the same manner as presently conducted and shall not permit the Company to effect any extraordinary transactions (other than any such transactions expressly required by applicable law or by this Agreement) (or any Ancillary Agreement) that could result in Tax liability for the Company in excess of the Tax liability associated with the conduct of its business in the ordinary course.

          9.5  Tax Sharing Agreements. AMD shall cause the provisions of any Tax
               ----------------------
sharing agreement between AMD and any of its Affiliates (other than the Company), on the one hand, and the Company, on the other hand, to be terminated on or before the Closing Date.

          9.6  Changes to Elections, Etc. Without the prior written consent of
               -------------------------
LLC, none of AMD, the Company and any Affiliate of AMD shall, to the extent it may affect or relate to the Company, make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of materially increasing the Tax liability of the Company, LLC or any Affiliate of LLC in respect of any Post-Closing Period. Without AMD's prior written consent, LLC shall not cause or permit the Company and any other Affiliate of LLC to make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax Claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if such action or omission would have the effect of materially increasing the Tax liability or materially reducing any Tax asset of AMD or any of its Affiliates in respect of any Pre-Closing Period.

          9.7   Characterization as Price Adjustment. All amounts paid pursuant
                ------------------------------------
to this Agreement by one party to another party (other than interest payments) shall be treated by such parties as an adjustment to the Stock Purchase Price.

          9.8   Allocation of Sales Price. Within sixty days after the Closing
                -------------------------
Date, LLC shall provide AMD with its proposed allocation of the sale price to the CPD Assets. LLC and AMD agree to cooperate in good faith to reach an agreed allocation of federal income tax basis to the CPD Assets. LLC and AMD shall file all Tax Returns in a manner which is consistent with the federal income tax treatment of the transaction set forth herein or determined pursuant to this provision.

          9.9   Texas Transfer Tax Matters. LLC and AMD intend to treat the
                --------------------------
transactions contemplated by this Agreement and the Ancillary Agreements as an "occasional sale" within the meaning of section 151.304 of the Texas Limited Sales, Excise and Use Tax Act, and AMD will treat such transactions consistently therewith on the return required to be filed it for Texas Limited Sales, Excise and Use Tax purposes for the taxable period to which such transactions relate.

          9.10  Tax Treatment. LLC and AMD agree that the transactions
                ------------
contemplated by this Agreement and the Reorganization Agreement are intended to constitute a taxable sale of the CPD Assets by AMD and agree to treat such transactions consistently therewith for all income tax purposes, unless otherwise required by an applicable taxing authority (which requirement is not initiated by AMD).

                                  ARTICLE X.
                         INDEMNIFICATION; SURVIVAL OF
                             REPRESENTATIONS, ETC.

          10.1  Survival of Representations, Etc. The covenants, representations
                --------------------------------
and warranties contained herein shall survive the Closing Date until, and claims based upon or arising out of such representations and warranties, as well as any claims based upon or arising out of any covenants and agreements herein or made hereunder, may be asserted at any time before, 5:00 p.m. Pacific Time on the first anniversary of the Closing Date, at which time, such covenants, agreements, representations and warranties shall expire and terminate, provided, however, that (i) the representations and warranties of AMD respecting Taxes set forth in Section 3.13 shall survive the Closing for the applicable statute of limitations, at which time such representations and warranties shall expire and terminate; (ii) the obligation of AMD to indemnify LLC for any loss arising out of any Retained Liabilities pursuant to Section 10.2(a)(i), shall survive the Closing without limitation as to time; (iii) the obligation of LLC to indemnify AMD for any loss arising out of the Assumed Liabilities or for the ownership and operation of the Business or the Company from and after the Closing, in each case pursuant to Section 10.2(a)(ii), shall survive the Closing without limitation as to time; (iv) the obligation of AMD to indemnify LLC for any loss arising out of Intellectual Property Liabilities pursuant to Section 10.2(a)(i)(C) shall survive the Closing without limitation as to time; and (v) the covenants and agreements of AMD or LLC under this Agreement to be performed after Closing Date shall survive the Closing, to the extent specifically provided herein (as applicable, the "Survival Period"). The termination of the
                                     ---------------
representations, warranties, covenants and agreements provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the Survival Period, nor shall it affect the rights of a party in respect of any claim made by such party at any time hereafter in respect of any Assumed Liabilities or Retained Liabilities. Notwithstanding anything to the contrary in this Agreement, indemnification for breaches of representations, warranties, covenants and agreements related to Taxes shall be covered exclusively by
Article IX of this Agreement.

          10.2  Indemnification.
                ---------------

          (a)   General.
                -------

                (i)   Subject to Section 10.1, subsequent to the Closing
     Date, AMD shall indemnify LLC, its Affiliates, and each of their respective partners, officers, directors, employees, stockholders and agents (the "LLC---Indemnified Parties") against, and hold each of LLC Indemnified
      -------------------------
     Parties harmless from, any Losses incurred by any such LLC Indemnified Party, that are incident to, arise out of, are in connection with, or are related to, whether directly or indirectly, (A) the breach of any warranty, representation, covenant or agreement of AMD contained in this Agreement,
     (B) the Retained Liabilities (other than those described in clause (m) of the definition of Retained Liabilities) or (C) Intellectual Property Liabilities.

                (ii) Subject to Section 10.1, subsequent to the Closing Date, LLC shall indemnify AMD, its Affiliates, and each of their respective partners, officers, directors, employees, stockholders and agents (the "AMD
                                                                             ---
     Indemnified Parties") against, and hold each of AMD Indemnified Parties
     -------------------
     harmless from, any Losses incurred by such AMD Indemnified Party, that are incident to, arise out of, are in connection with, or are related to, whether directly or indirectly, (A) the breach of any warranty, representation, covenant or agreement of LLC contained in this Agreement,
     (B) the Assumed Liabilities (except for those Liabilities with respect to which any LLC Indemnified Party is entitled to indemnification from AMD pursuant to Section 10.2(a)(i)(A)) or (C) the ownership and operation of the Business or the Company from and after the Closing.

          (b)   Procedure For Claims. If a claim for Losses (a "Claim") is to be
                --------------------                            -----
made by a Person entitled to indemnification hereunder, the Person claiming such indemnification (the "Indemnified Party") shall give written notice (a "Claim
                      -----------------                                 -----
Notice") to the indemnifying Person (the "Indemnifying Party") as soon as
------                                    ------------------
practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this Section 10.2. The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure. In the case of a Claim involving the assertion of a claim by a third party (whether pursuant to a lawsuit or other legal action or otherwise, a "Third-Party Claim"), (A) the Indemnifying Party shall be entitled, if it so
 ------------------
elects, at its own cost, risk and expense, (1) to take control of the defense and investigation of such Third-Party Claim and (2) to pursue the defense thereof by appropriate actions or proceedings, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, and (B) the Indemnifying Party shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. In the event the Indemnifying Party elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this
Section 10.2(b), the Indemnified Party may, at its own cost and expense, participate in the investigation, trial and defense of such Third-Party Claim. If the Indemnifying Party fails to assume the defense of such Third-Party Claim in accordance with this Section 10.2 within 30 calendar days after receipt of the Claim Notice, the Indemnified Party against which such Third-Party Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost, risk and expense, the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account of the Indemnifying Party; provided that such Third-Party Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section 10.2 and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment.

          10.3  Threshold; Limitations on Liability.
                -----------------------------------

          (a) Except as provided in Sections 10.3(c) and 10.3(d), LLC Indemnified Parties shall not be entitled to recover for any Losses pursuant to this Article X until such time as the Losses claimed by LLC Indemnified Parties in the aggregate exceed $6,000,000, and then only to the extent of such excess.

          (b) Except as provided in Section 10.3(c), the maximum aggregate amount of Losses for which AMD Indemnifying Parties shall be liable pursuant to this Article X shall be $60,000,000.

          (c) The thresholds and limitations set forth in this Section 10.3 shall not apply with respect to any Claim by an Indemnified Party with respect to: (i) the Retained Liabilities (in the case of a Claim by a LLC Indemnified Party); or (ii) the breach of any covenant or agreement to be performed after the Closing.

          (d) With respect to the obligation of AMD Indemnifying Parties to indemnify LLC Indemnified Parties for any Intellectual Property Liabilities pursuant to Section 10.2(a)(i)(C), the maximum amount of Losses for which AMD Indemnifying Parties shall be liable pursuant to this Article X shall be $10,000,000. The threshold set forth in Section 10.3(a) shall not apply in the case of a Claim by an LLC Indemnified Party with respect to any Intellectual Property Liabilities.

          10.4  Insurance Proceeds.  To the extent that any Claim is covered by
                ------------------
insurance held by the Indemnified Party, such Indemnified Party shall be entitled to indemnification pursuant to this Article X only with respect to the amount of Losses that are in excess of the cash proceeds received by such Indemnified Party pursuant to such insurance. If such Indemnified Party receives such cash insurance proceeds prior to the time such Claim is paid, then the amount payable by the Indemnifying Party pursuant to such Claim shall be reduced by the amount of such insurance proceeds. If such Indemnified Party receives such cash insurance proceeds after such Claim is paid, then upon receipt by the Indemnified Party of any cash proceeds pursuant to such insurance with respect to such Claim, such Indemnified Party shall repay any portion of such amount which was previously paid by the Indemnifying Party to the Indemnified Party in satisfaction of such Claim.

          10.5  Indemnification as Exclusive Remedy. Subsequent to the Closing,
                -----------------------------------
with respect to any matter as to which indemnification is provided pursuant to
Article IX or X of this Agreement, such indemnification shall be the sole remedy available to the indemnified party. Notwithstanding the foregoing, the parties hereto may exercise their rights under this Agreement and applicable law to equitable remedies, including, without limitation, specific performance and injunction.

                                  ARTICLE XI.
                                 MISCELLANEOUS

          11.1  Termination. This Agreement may be terminated and the
                -----------
transactions contemplated hereby abandoned (a) by mutual agreement of AMD and LLC or (b) by either AMD or LLC if the conditions to such parties' obligations set forth in Articles VI and VII, as the case may be, have not been satisfied (unless waived by the party entitled to the benefit thereof), and the Closing has not occurred on or before September 30, 2000 without liability of either party hereto; provided, however, that no party shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of the failure of such party to have performed its obligations hereunder. In the event that a condition precedent to a party's obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the transactions contemplated hereby. Except as provided above, if this Agreement is terminated and the transactions contemplated hereby are not concluded as described above, this Agreement will become void and of no further force and effect; provided, however, that the Confidentiality Agreement shall survive any termination of this Agreement.

          11.2  Assignment. This Agreement shall be binding upon and inure to
                ----------
the benefit of the heirs, personal representatives, successors and assigns of the parties. No party hereto may assign or transfer any of its rights or obligations under this Agreement, except with the prior written consent of the other parties hereto, except that the Company shall be entitled to assign its rights hereunder to or for the account of the Senior Secured Lender solely and specifically for the purpose of securing the Financing, which assignment shall not affect the Company's obligations under this Agreement.

          11.3  No Third Party Beneficiaries; No Recourse. This Agreement is for
                -----------------------------------------
the sole benefit of the parties and nothing herein expressed or implied shall give or be construed to give any person or entity other than the parties any legal or equitable rights hereunder. The directors, officers and stockholders of the parties hereto and their Affiliates shall not any personal liability or obligation arising under this Agreement or the Ancillary Agreements or any transaction contemplated hereby or thereby solely by reason of their capacity as such.

          11.4  Costs and Expenses. Except as otherwise specifically provided
                ------------------
herein, all costs and expenses incurred by or on behalf of AMD, the Company and LLC, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed in connection with the authorization, preparation, execution, and performance of this Agreement or other matters relating thereto shall be borne solely by the party that incurred the same and the other party shall have no liability with respect thereof. AMD and the Company shall each pay half of (i) all fees to effect the transfer of the CPD Intellectual Property from AMD to the Company, (ii) all fees of Ernst & Young incurred in connection with Ernst & Young's audit of the financial statements of the Business for the years ended December 28, 1997, December 27, 1998 and December 26, 1999 and (iii) all fees incurred in connection with the solvency opinion referred to in Section 5.9 of this Agreement. The Company's obligations for such payments shall be obligations of the Company following the Closing.

          All excise, sales, use, value added, registration stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes, levies, charges and fees (collectively, "Transfer Taxes") incurred in
                                                --------------
connection with the transactions contemplated by this Agreement and the Reorganization Agreement shall be shared equally by AMD and the Company. LLC, the Company and AMD shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation. The party that is required by applicable law to make the filings, reports, or returns with respect to any applicable Transfer Taxes shall do so, and the other parties shall cooperate with respect thereto as necessary.

          11.5  Notices. Unless otherwise provided herein, any notice, request,
                -------
instruction or other document to be given hereunder by any party to the others shall be in writing and effective when delivered in person or by courier or nationally recognized overnight delivery service (with a receipt obtained therefor), or by facsimile transmission (with an executed copy mailed as described below), or effective on the date receipt is acknowledged when mailed by certified mail, postage prepaid, return receipt requested, as follows:

     If to AMD (or the             Advanced Micro Devices, Inc.
     Company prior to the          One AMD Place
     Closing):                     P.O. Box 3453
                                   Sunnyvale, California 94088-3453
                                   Facsimile: (408) 774-7399
                                   Attention: General Counsel


     With a copy to:               Latham & Watkins
                                   135 Commonwealth Drive
                                   Menlo Park, California 94025
                                   Facsimile:  (650) 463-2600
                                   Attention:  Christopher L. Kaufman

     If to LLC (or the             BraveTwo Acquisition, L.L.C.
     Company after                 c/o Francisco Partners, L.P.,
     the Closing):                 One Maritime Plaza, Suite 2500
                                   San Francisco, California 94111
                                   Attention:  General Counsel
                                   Facsimile:  (415) 986-1320


     With a copy to:               Davis Polk & Wardwell
                                   1600 El Camino Real
                                   Menlo Park, California 94025
                                   Attention:  William M. Kelly
                                   Facsimile:  (650) 752-2111

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

          11.6   Choice of Law. This Agreement shall be construed, interpreted
                 -------------
and the rights of the parties determined in accordance with the internal laws of the State of California, applicable to contracts to be wholly-performed within California by California residents, without regard to the conflict of law principles thereof.

          11.7   Entire Agreement; Amendments and Waivers. This Agreement,
                 ----------------------------------------
together with the Disclosure Schedule and all exhibits hereto, the Ancillary Agreements and the Confidentiality Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          11.8   Counterparts. This Agreement may be executed in one or more
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.9   Invalidity. In the event that any one or more of the provisions
                 ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          11.10  Headings; Interpretation. The headings of the Articles and
                 ------------------------
Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          11.11  Publicity. The initial press releases with respect to the
                 ---------
execution of this Agreement shall be reasonably acceptable to LLC and AMD. Thereafter, so long as this Agreement is in effect, neither LLC, AMD nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.


                              ADVANCED MICRO DEVICES, INC.


                              By:  /s/ Thomas M. McCoy
                                 --------------------------------------
                                 Name:  Thomas M. McCoy
                                 Title: Senior Vice President



                              BRAVETWO ACQUISITION, L.L.C.


                              By:  /s/ Benjamin H. Ball
                                 --------------------------------------
                                 Name:  Benjamin H. Ball
                                 Title: Manager



                              BOLDCO, INC.


                              By:  /s/ Thomas M. McCoy
                                 --------------------------------------
                                 Name:  Thomas M. McCoy
                                 Title: President